UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2009

Maverick Minerals Corporation
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-25515
(Commission File Number)

88-0410480
(IRS Employer Identification No.)

2501 Lansdowne Avenue, Saskatoon, Saskatchewan S7J 1H3
(Address of principal executive offices and Postal Code)

306.343.5799
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operation or future financial performance, including, but not limited to, the following: statements relating to our ability to raise sufficient capital to finance our planned operations, our ability to develop brand recognition with resellers and consumers, develop our current and future products, increase sales and our estimates of cash expenditures for the next 12 months. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “ intends”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” on page 6 of this current report, which may cause our or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Readers should not place undue reliance on these statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

In this report, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to the common shares in our capital stock.

As used in this current report and unless otherwise indicated, the terms “we ”, “us”, the “Company” and “Maverick” refer to Maverick Minerals Corporation and its Subsidiaries.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The disclosure under Item 2.01 of this current report on Form 8-K is responsive to this item and is hereby incorporated by reference.

ITEM 2.01 – COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Farm-out Agreement with Southeastern Pipe Line Company

On December 14, 2009, we entered into a farm-out agreement (the “Farmout Agreement”) with Southeastern Pipe Line Company (“SEPL”) pursuant to which we acquired the right to earn an interest in certain oil and gas mineral leases located in Fort Bend and Wharton Counties, Texas (collectively, the “Leases”) and to the lands covered thereby subject to certain conditions, including the following:

(i)	Payment of a non-refundable fee of $350,000 to SEPL (the “Fee”);

(ii)

Commencement of continuous and actual drilling operations on an oil or gas well (the “Initial Test Well”) to an objective formation (as such term is defined in the agreement) on the undeveloped Leases on or prior to December 14, 2010 (the “Completion Date”);

(iii)	Completion of drilling on every drillable tract of the undeveloped Leases prior to commencing drilling operations on the developed Leases;

(iv)

Completion of the drilling of at least four wells on the undeveloped acreage to the objective formation and commence commercial production on such wells within 120 days after completion of drilling with the option to pay $250,000 per well to opt out of the requirement to drill up to two of the four wells;

(v)

Upon earning the interest in the Leases, Maverick agrees to enter into a Joint Operating Agreement in the form of AAPL 610 Model Form 1989 with 2005 COPAS accounting procedure to govern operations by the parties on the Leases, and SEPL agrees to assign its 100% interest in the Leases to Maverick subject to reserving an overriding royalty interest equal to the difference between all the existing lease burdens of record in effect as of October 1, 2009 and 30%, thereby delivering to Maverick a 70% net revenue interest in the Leases; and

(vi)

Maverick granting an option to SEPL pursuant to which SEPL may after all drilling and completion cost have been recovered by Maverick, back-in a 25% of eight-eights working interest (subject to proportionate reduction if Maverick’s acreage covers less than the entirety of the mineral interest under the proration spacing unit drilled),on a well-by-well basis.

Pursuant to the terms of the Farmout Agreement if we fail to commence the drilling operations on the Initial Test Well by the Completion Date the agreement terminates immediately and the Company forfeits the Fee. Provided we establish commercial production and meet the earning requirements for the Initial Test Well, we have an option to develop additional wells (“Subsequent Wells”) within one hundred and eighty days after the completion of the Initial Test Well, Substitute Initial Test Well or a Subsequent Well. Also, pursuant to the terms of the agreement we agreed to indemnify SEPL and its affiliates from all claims arising from the drilling or operations of the Initial Tes Well or any Subsequent Well.

Closing of the transactions contemplated in the Farmout Agreement occurred on December 14, 2009. As a result of the closing of the Farmout agreement, and as disclosed in Item 5.06 of this report, our company ceased to be a shell company as defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended. Accordingly, this Current Report on Form 8-K includes information on our company that would be required if we were filing a general form for registration of securities on Form 10. We are an early stage oil and gas exploration company. For further details on our business, please see the section entitled “Description of Our Business” below.

FORM 10-INFORMATION

BUSINESS

Corporate History

We were incorporated in the State of Nevada on August 27, 1998 under the name “Pacific Cart Services Ltd.” Following our incorporation, we pursued opportunities in the business of franchising fast food distributor systems. On March 22, 2002, we changed our name to Maverick Minerals Corporation to reflect our change in focus to holding and developing mineral and resource projects.

From November 2001 until February 2003, we held a 100% interest in the Silver, Lead, Zinc, Keno Hill mining camp in Yukon, Canada through our then subsidiary, Gretna Capital Corporation. Despite a tenure marked by historic maintenance cost reductions and extensive research into a new hydrometallurgical approach to production and environmental remediation at the mine site, the project endured through a period of low commodity prices. On January 1, 2003 we defaulted on a payment of Cdn$1,050,000 required under an agreement of purchase and sale for the acquisition of an interest in the project. Due to the default, the Company was divested of its claims by its creditors by way of court action which culminated on February 14, 2003.

On April 21, 2003 we closed a transaction, as set out in the Purchase Agreement with UCO Energy Corporation (“UCO”) to purchase the outstanding equity of UCO. To facilitate the transaction, we issued 37,580,400 common shares in exchange for all the issued and outstanding common shares of UCO. As a result of the transaction, the former shareholders of UCO held approximately 90% of the issued and outstanding common shares of Maverick. A net distribution of $944,889 was recoded in connection with the common stock of Maverick for the acquisition of UCO in respect of the Company’s net liabilities at the acquisition date. UCO was in the business of pursuing opportunities in the coal mining industry. From July 7, 2003 until March 5, 2004, we were engaged in the waste coal recovery business by way of a lease agreement at the Old Ben Mine near Sesser, Illinois. We extracted coal fines from holding ponds with a leased dredge and subsequently dried them in a fines plant and sold the dried product to an electrical utility. The operation was conducted in our wholly owned subsidiary UCO.

Effective March 5, 2004, we were in default of our lease agreement that granted access to the waste coal. Default was a function of equipment malfunction and equipment lease default. Extensive efforts to refinance our coal recovery activities were undertaken post default in an effort to return to production. These efforts proved unsuccessful. In April, 2004 Maverick instituted new management at the annual meeting of its wholly-owned subsidiary, UCO Energy Corp. Subsequent to these events, our subsidiary reached a settlement agreement with the lessor of the coal lands and the lessor of our dredging equipment. The settlement provided for a mutual release between our subsidiary and each lessor independently.

Maverick incorporated a wholly-owned subsidiary, Eskota Energy Corporation, Inc. (“Eskota”) a Texas company, in August, 2005. Eskota entered into an Assignment Agreement with Veneto Exploration LLC of Plano, Texas (“Veneto”) on August 18, 2005 pursuant to which we acquired certain petroleum and natural gas rights and leases, know as the S. Neill Unitized lease (the “Eskota Leases”) comprising a 75%+/- NRI and 100% working interest in approximately 6,000 acres in central Texas approximately 9 miles east of the town of Sweetwater, in exchange for a $1,400,000 note payable. An additional $375,000 cash was paid by the Company for the acquisition of the Eskota Leases.

Eskota was to receive all revenue rightfully owed under the above noted leases. Eskota agreed to contribute not less than $400,000 towards capital improvements on the said lease and equipment during the first twelve months after closing. The parties agreed to negotiate a reasonable covenant to ensure these expenditures were made. A note payable was signed on August 31, 2005 between Eskota and Veneto whereby Eskota promised to pay Veneto $700,000 before August 31, 2006, and $700,000 by May 31, 2007. In light of the above deadlines and the fact that the purchase price was predicated partially on down hole success from the initial re-works, management determined that it was not prudent to proceed with further investment on the property and that settlement discussions should begin with the Veneto for a mutual release and return of the property and retirement of the promissory note of $1,400,000 issued by the Company. The effect of the initial failure to increase production from the first two attempts to restore the existing wells was reflected in an asset impairment charge taken by the Company of $419,959 on its fiscal year end financial statement dated December 31, 2005.

In June 2005, the Company cancelled 54,379,318 common shares, under an agreement with certain stockholders, which included the former stockholders of UCO, and two other stockholders including the CEO of the Company. The former stockholders of UCO surrendered the majority of the shares which was approximately 95% of the total common shares that they held at the time. As a result of the share cancellation, one single common stockholder emerged as the majority stockholder with approximately 76% of the total issued and outstanding common shares.

In December 2005, Veneto gave notice to Eskota and Eskota’s customers, to direct any cash payments relating to the Eskota Leases to Veneto directly as a result of non-payment of various payables by Eskota in relation to the Eskota Leases. As a result of this action, all revenues generated from the Eskota Leases were recognized by Veneto, and any expenses and obligations arising from the Eskota Leases after the notice was given, were assumed by Veneto. As a result, Eskota did not recognize revenue or operating expenses from the Eskota Leases during the year ended December 31, 2006.

On December 14, 2009, we entered into a farm-out agreement (the “Farmout Agreement”) with Southeastern Pipe Line Company (“SEPL”) pursuant to which we acquired the right to earn an interest in certain oil and gas mineral leases located in Fort Bend and Wharton Counties, Texas (collectively, the “Leases”) and to the lands covered thereby. As a result of the closing of the Farmout agreement, and as disclosed in Item 5.06 of this report, our company ceased to be a shell company as defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended.

Our Current Business

We are currently an exploration stage company engaged in the acquisition, exploration, and development of prospective oil and gas properties. Our current business focus is to implement the terms of the Farmout Agreement pursuant to which we intend to earn an interest in certain oil and gas mineral leases located in Fort Bend and Wharton Counties, Texas owned by SEPL. Subject to receipt of additional financing our initial operations during the next quarter are to locate a suitable locations to drill, drilling, and determining if an initial test well is viable. If the well is viable and we can develop the well, we intend to drill an initial test well and to earn an interest in the mineral leases subject to the Farmout Agreement. If the well is not viable, we intend to plug the well. Our anticipated 2010 drilling program is expected to target the Wilcox Trend, a vast depositional sand zone with a history of natural gas and condensate production. The Wilcox Trend is articulated into the upper, middle, and lower Wilcox. We intend to target the middle Wilcox to a depth of between 12,500 and 13,500 feet.

Concurrent with our entry into the Farmout Agreement, we acquired from a consulting geologist, detailed proprietary geology on the property subject to the Farmout Agreement. The dataset includes seismic and geological interpretations of the underlying geology from historic data. In addition, we obtained access to log data from a well drilled to 12,200 feet in 2003 on the Farmout acreage.

Farm-out Agreement with Southeastern Pipe Line Company

On December 14, 2009, we entered into a farm-out agreement with Southeastern Pipe Line Company pursuant to which we acquired the right to earn an interest in certain oil and gas mineral leases located in Fort Bend and Wharton Counties, Texas and to the lands covered thereby subject to certain conditions, including the following:

(i)	Payment of a non-refundable fee of $350,000 to SEPL;

(ii)

Commencement of continuous and actual drilling operations on an oil or gas well to an objective formation (as such term is defined in the agreement) on the undeveloped Leases on or prior to December 14, 2010;

(iii)	Completion of drilling on every drillable tract of the undeveloped Leases prior to commencing drilling operations on the developed Leases;

(iv)

Completion of the drilling of at least four wells on the undeveloped acreage to the objective formation and commence commercial production on such wells within 120 days after completion of drilling with the option to pay $250,000 per well to opt out of the requirement to drill up to two of the four wells;

(v)

Upon earning the interest in the Leases, Maverick agrees to enter into a Joint Operating Agreement in the form of AAPL 610 Model Form 1989 with 2005 COPAS accounting procedure to govern operations by the parties on the Leases, and SEPL agrees to assign its 100% interest in the Leases to Maverick subject to reserving an overriding royalty interest equal to the difference between all the existing lease burdens of record in effect as of October 1, 2009 and 30%, thereby delivering to Maverick a 70% net revenue interest in the Leases; and

(vi)

Maverick granting an option to SEPL pursuant to which SEPL may after all drilling and completion cost have been recovered by Maverick, back-in a 25% of eight-eights working interest (subject to proportionate reduction if Maverick’s acreage covers less than the entirety of the mineral interest under the proration spacing unit drilled),on a well-by-well basis.

Pursuant to the terms of the Farmout Agreement if we fail to commence the drilling operations on the Initial Test Well by the Completion Date the agreement terminates immediately and the Company forfeits the Fee. Provided we establish commercial production and meet the earning requirements for the Initial Test Well, we have an option to develop additional wells (“Subsequent Wells”) within one hundred and eighty days after the completion of the Initial Test Well, Substitute Initial Test Well or a Subsequent Well. Also, pursuant to the terms of the agreement we agreed to indemnify SEPL and its affiliates from all claims arising from the drilling or operations of the Initial Tes Well or any Subsequent Well.

Competition

We are an exploration stage company engaged in the acquisition of a prospective mineral or oil and gas property. We compete with other mineral resource exploration companies for financing and for the acquisition of new mineral properties. Many of the mineral resource exploration companies with whom we compete have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquisitions of mineral properties of merit, on exploration of their mineral properties and on development of their mineral properties. In addition, they may be able to afford more geological expertise in the targeting and exploration of mineral properties. This competition could result in competitors having mineral properties of greater quality and interest to prospective investors who may finance additional exploration and development. This competition could adversely impact on our ability to achieve the financing necessary for us to conduct further exploration of our mineral properties.

We will also compete with other junior mineral resource exploration companies for financing from a limited number of investors that are prepared to make investments in junior mineral resource exploration companies. The presence of competing junior mineral resource exploration companies may impact on our ability to raise additional capital in order to fund our exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors.

We also compete with other junior and senior mineral resource exploration companies for available resources, including, but not limited to, professional geologists, camp staff, helicopter or float planes, mineral exploration supplies and drill rigs.

Compliance with Government Regulation

Our business is subject to various federal, state and local laws and governmental regulations that may be changed from time to time in response to economic or political conditions. We are required to comply with the environmental guidelines and regulations established at the local levels for our field activities and access requirements on our permit lands and leases. Any development activities, when determined, will require, but not be limited to, detailed and comprehensive environmental impact assessments studies and approvals of local regulators.

Environmental legislation provides for restrictions and prohibitions on spills, releases or emissions of various substances produced in association with the mining and oil and gas industries which could result in environmental liability. A breach or violation of such legislation may result in the imposition of fines and penalties. In addition, certain types of operations require the submission and approval of environmental impact assessments. Environmental assessments are increasingly imposing higher standards, greater enforcement, fines and penalties for non-compliance. Environmental assessments of proposed projects carry a heightened degree of responsibility for companies, directors, officers and employees. The cost of compliance in respect of environmental regulation has the potential to reduce the profitability of any future revenues that our company may generate.

RISK FACTORS

In addition to other information in this report, the following risk factors should be carefully considered in evaluating our business because such factors may have a significant impact on our business, operating results, liquidity and financial condition. As a result of the risk factors set forth below, actual results could differ materially from those projected in any forward-looking statements. Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, operating results, liquidity and financial condition. If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, the trading price of our securities could decline, and you may lose all or part of your investment.

Our common shares are considered speculative. Prospective investors should consider carefully the risk factors set out below.

Risks Relating To Our Business and the Oil and Gas Industry

We Are An Exploration Stage Company Implementing A New Business Plan.

We are an exploration stage Company with only a limited operating history upon which to base an evaluation of our current business and future prospects, and we have just begun to implement our business plan. If we do discover Oil or Gas resources in commercially exploitable quantities on any of our properties, we will be required to expend substantial sums of money to establish the extent of the resource, develop processes to extract it and develop extraction and processing facilities and infrastructure. If we discover a major reserve, there can be no assurance that such a reserve will be large enough to justify commercial operations, nor can there be any assurance that we will be able to raise the funds required for development on a timely basis. If we cannot raise the necessary capital or complete the necessary facilities and infrastructure, our business may fail. There is no assurance that we will be able to drill an initial test well on the property subject to the Farmout Agreement within the timeline set out in the agreement or at all. Failure to do so will result in the loss of all our interest in the Farmout Agreement with SEPL.

We have had negative cash flows from operations and if we are not able to obtain further financing, our business operations may fail.

We had a working capital deficit of $760,745 as of September 30, 2009. We do not expect to generate any revenues for the foreseeable future. Accordingly, we will require additional funds, either from equity or debt financing, to maintain our daily operations and to develop any wells under the Farmout Agreement. Obtaining additional financing is subject to a number of factors, including market prices for oil and gas, investor acceptance of our interest pursuant to the Farmout Agreement,, and investor sentiment. Financing, therefore, may not be available on acceptable terms, if at all. The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital, however, will result in dilution to existing shareholders. If we are unable to raise additional funds when required, we may be forced to delay our plan of operation and our entire business may fail.

We currently do not generate revenues, and as a result, we face a high risk of business failure.

The only interest in property we have is pursuant to the Farmout Agreement. From the date of our incorporation, we have primarily focused on the location and acquisition of mineral and oil and gas properties. We have not generated any revenues to date. In order to generate revenues, we will incur substantial expenses in the evaluation and development of the Initial Well. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from our activities, our entire business may fail. There is no history upon which to base any assumption as to the likelihood that we will be successful in our plan of operation, and we can provide no assurance to investors that we will generate any operating revenues or achieve profitable operations.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

We incurred net income of $109,951 (primarily due to a gain on settlement of debt) and a loss of $192,410 for the years ended December 31, 2008 and 2007, respectively. At December 31, 2008, we had an accumulated deficit of $1,802,618 and a working capital deficit of $790,634.

These circumstances raise substantial doubt about our ability to continue as a going concern, as described in the explanatory paragraph to our independent auditors’ report on our consolidated financial statements for the year ended December 31, 2008. Although our consolidated financial statements raise substantial doubt about our ability to continue as a going concern, they do not reflect any adjustments that might result if we are unable to continue our business.

If we are required for any reason to repay our outstanding secured convertible debentures or any other indebtedness, we would be required to deplete our working capital, if available, or raise additional funds.

If we are required to repay the secured convertible debentures or any other indebtedness for any reason, we would be required to use our limited working capital and raise additional funds. If we are unable to repay the secured convertible debentures or any other indebtedness when required, we may be required to sell substantial assets of our company. In addition, the lenders could commence legal action against our company and foreclose on all of our assets to recover the amounts due. Any such sale or legal action would require our company to curtail or possibly cease our operations.

Market conditions or operation impediments may hinder our access to oil and gas markets or delay our potential production.

Our ability to develop the Farmout Acreage depends in part upon the availability, proximity and capacity of pipelines, natural gas gathering systems and processing facilities. This dependence is heightened where this infrastructure is less developed. Therefore, even if drilling results are positive in certain areas of our oil and gas properties, a new gathering system may need to be built to handle the potential volume of oil and gas produced. We might be required to shut in wells, at least temporarily, for lack of a market or because of the inadequacy or unavailability of transportation facilities. If that were to occur, we would be unable to realize revenue from those wells until arrangements were made to deliver production to market.

Even if we are able to establish any oil or gas reserves on the Farmout Acreage, our ability to produce and market oil and gas is affected and also may be harmed by:

  inadequate pipeline transmission facilities or carrying capacity;

  government regulation of natural gas and oil production;

  government transportation, tax and energy policies;

  changes in supply and demand; and

  general economic conditions.

The potential profitability of oil and gas ventures depends upon factors beyond the control of our company.

The potential profitability of oil and gas properties is dependent upon many factors beyond our control. For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. These changes and events may materially affect our financial performance.

Adverse weather conditions can also hinder drilling operations. A productive well may become uneconomic in the event water or other deleterious substances are encountered which impair or prevent the production of oil and/or gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. The marketability of oil and gas, which may be acquired or discovered, will be affected by numerous factors beyond our control. These factors include the proximity and capacity of oil and gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection. These factors cannot be accurately predicted and the combination of these factors may result in our company not receiving an adequate return on invested capital.

Oil and gas operations are subject to comprehensive regulation, which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on our company.

Oil and gas operations are subject to federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Oil and gas operations are also subject to federal, state, and local laws and regulations, which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received. Environmental standards imposed by federal, provincial, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages, which it may elect not to insure against due to prohibitive premium costs and other reasons. To date we have not been required to spend any material amount on compliance with environmental regulations. However, we may be required to do so in future and this may affect our ability to expand or maintain our operations.

Exploratory drilling involves many risks and we may become liable for pollution or other liabilities, which may have an adverse effect on our financial position.

Drilling operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, power outages, labor disruptions, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labour, and other risks are involved. We may become subject to liability for pollution or hazards against which we cannot adequately insure or which we may elect not to insure. Incurring any such liability may have a material adverse effect on our financial position and operations.

Shortages of rigs, equipment, supplies and personnel could delay or otherwise adversely affect our cost of operations or our ability to operate according to our business plans.

If drilling activity increases worldwide, a shortage of drilling and completion rigs, field equipment and qualified personnel could develop. These costs have recently increased sharply and could continue to do so. The demand for and wage rates of qualified drilling rig crews generally rise in response to the increasing number of active rigs in service and could increase sharply in the event of a shortage. Shortages of drilling and completion rigs, field equipment or qualified personnel could delay, restrict or curtail our exploration and development operations, which could in turn harm our operating results.

The geographic concentration of all of our properties in Texas subjects us to an increased risk of loss of revenue or curtailment of production from factors affecting those areas.

The geographic concentration of all of our leasehold interests in Texas means that our properties could be affected by the same event should the regions experience:

  severe weather;

  delays or decreases in production, the availability of equipment, facilities or services;

  delays or decreases in the availability of capacity to transport, gather or process production; or

  changes in the regulatory environment.

The oil and gas exploration and production industry is historically a cyclical industry and market fluctuations in the prices of oil and gas could adversely affect our business.

Prices for oil and gas tend to fluctuate significantly in response to factors beyond our control. These factors include:

  weather conditions in the United States and wherever our property interests are located;

  economic conditions, including demand for petroleum-based products, in the United States and the rest of the world;

  actions by OPEC, the Organization of Petroleum Exporting Countries;

  political instability in the Middle East and other major oil and gas producing regions;

  governmental regulations, both domestic and foreign;

  domestic and foreign tax policy;

  the pace adopted by foreign governments for the exploration, development, and production of their national reserves;

  the price of foreign imports of oil and gas;

  the cost of exploring for, producing and delivering oil and gas;

  the discovery rate of new oil and gas reserves;

  the rate of decline of existing and new oil and gas reserves;

  available pipeline and other oil and gas transportation capacity;

  the ability of oil and gas companies to raise capital;

  the overall supply and demand for oil and gas; and

  the availability of alternate fuel sources.

Changes in commodity prices may significantly affect our capital resources, liquidity and expected operating results. Price changes will directly affect revenues and can indirectly impact expected production by changing the amount of funds available to reinvest in exploration and development activities. Reductions in oil and gas prices not only reduce revenues and profits, but could also reduce the quantities of reserves that are commercially recoverable. Significant declines in prices could result in non-cash charges to earnings due to impairment.

Changes in commodity prices may also significantly affect our ability to estimate the value of producing properties for acquisition and divestiture and often cause disruption in the market for oil and gas producing properties, as buyers and sellers have difficulty agreeing on the value of the properties. Price volatility also makes it difficult to budget for and project the return on acquisitions and the development and exploitation of projects. We expect that commodity prices will continue to fluctuate significantly in the future.

Our Interests Are Held In The Form Of Leases That We May Be Unable To Retain.

The interest in our property are held under leases and working interests in leases. If we or the holder of a lease fails to meet the specific requirements of the lease regarding delay or non-payment of rental payments or we or the holder of the lease fail to meet the minimum level of evaluation some or all of our leases may terminate or expire. There can be no assurance that any of the obligations required to maintain each lease will be met. The termination or expiration of our leases or the working interests relating to leases may reduce our opportunity to exploit a given prospect for oil production and thus have a material adverse effect on our business, results of operation and financial condition.

Any change to government regulation/administrative practices may have a negative impact on our ability to operate and our profitability.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States, Canada, or any other jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter the ability of our company to carry on our business. The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitability.

If we are unable to hire and retain key personnel, we may not be able to implement our plan of operation and our business may fail.

Our success will be largely dependent on our ability to hire and retain highly qualified personnel. This is particularly true in the highly technical businesses of mineral and oil and gas exploration. These individuals may be in high demand and we may not be able to attract the staff we need. In addition, we may not be able to afford the high salaries and fees demanded by qualified personnel, or we may fail to retain such employees after they are hired. At present, we have not hired any key personnel. Our failure to hire key personnel when needed will have a significant negative effect on our business.

Because our executive officers do not have formal training specific to oil and gas exploration, there is a higher risk our business will fail.

While Robert Kinloch, our director and one of our executive officer, has experience managing a mineral exploration company, he does not have formal training as a geologist. Donald Kinloch does not have formal training specific to mineral and gas exploration. Accordingly, our management may not fully appreciate many of the specific requirements related to working within the mining and oil and gas industry. Our management decisions may not take into account standard engineering or managerial approaches commonly used by such companies. Consequently, our operations, earnings, and ultimate financial success could be negatively affected due to our management’s lack of experience in the industry.

Our executive officers have other business interests, and as a result, they may not be willing or able to devote a sufficient amount of time to our business operations, thereby limiting the success of our company.

Robert Kinloch presently spends approximately 60% of his business time and Donald Kinloch presently spends approximately 20% of his business time on business management services for our company. At present, both Robert and Donald Kinloch spend a reasonable amount of time in pursuit of our company’s interests. Due to the time commitments from Robert and Donald Kinloch’s other business interests, however, they may not be able to provide sufficient time to the management of our business in the future and our business may be periodically interrupted or delayed as a result of their other business interests.

Risks Relating to Our Common Stock

If we issue additional shares in the future, it will result in the dilution of our existing shareholders.

Our articles of incorporation authorize the issuance of up to 850,000,000 shares of common stock with a par value of $0.001 per share. Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or to provide additional financing in the future. The issuance of any such shares will reduce the book value and market price of the outstanding shares of our common stock. If we issue any such additional shares, such issuance will reduce the proportionate ownership and voting power of all current shareholders. Further, such issuance may result in a change of control of our corporation.

Our common stock is illiquid and shareholders may be unable to sell their shares.

There is currently a limited market for our common stock and we can provide no assurance to investors that a market will develop. If a market for our common stock does not develop, our shareholders may not be able to re-sell the shares of our common stock that they have purchased and they may lose all of their investment. Public announcements regarding our company, changes in government regulations, conditions in our market segment or changes in earnings estimates by analysts may cause the price of our common shares to fluctuate substantially. In addition, stock prices for junior oil and gas companies fluctuate widely for reasons that may be unrelated to their operating results. These fluctuations may adversely affect the trading price of our common shares.

Penny stock rules will limit the ability of our stockholders to sell their stock.

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements which may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for its shares.

Because of the early stage of development and the nature of our business, our securities are considered highly speculative.

Our securities must be considered highly speculative, generally because of the nature of our business and the early stage of our development. We are engaged in the business of identifying, acquiring, exploring and developing commercial reserves of oil and gas. Our properties are in the exploration stage only and are without known reserves of oil and gas. Accordingly, we have not generated any revenues nor have we realized a profit from our operations to date and there is little likelihood that we will generate any revenues or realize any profits in the short term. Any profitability in the future from our business will be dependent upon locating and developing economic reserves of oil and gas, which itself is subject to numerous risk factors as set forth herein. Since we have not generated any revenues, we will have to raise additional monies through the sale of our equity securities or debt in order to continue our business operations.

We do not intend to pay dividends on any investment in the shares of stock of our company.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock’s price. This may never happen and investors may lose all of their investment in our company.

Risks Related to Our Company

Our by-laws contain provisions indemnifying our officers and directors.

Our by-laws provide the indemnification of our directors and officers to the fullest extent legally permissible under the Nevada corporate law against all expenses, liability and loss reasonably incurred or suffered by him in connection with any action, suit or proceeding. Furthermore, our by-laws provide that our board of directors may cause our company to purchase and maintain insurance for our directors and officers, and we have implemented director and officer insurance coverage.

Our by-laws do not contain anti-takeover provisions and thus our management and directors may change if there is a take-over of our company.

We do not currently have a shareholder rights plan or any anti-takeover provisions in our by-laws. Without any anti-takeover provisions, there is no deterrent for a take-over of our company. If there is a take-over of our company, our management and directors may change.

Because most of our directors and officers are residents of other countries other than the United States, investors may find it difficult to enforce, within the United States, any judgments obtained against our directors and officers.

Most of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

FINANCIAL INFORMATION

Plan of Operation

We are currently an exploration stage company engaged in the acquisition, exploration, and development of prospective oil and gas properties. Our current business focus is to implement the terms of the Farmout Agreement pursuant to which we intend to earn an interest in certain oil and gas mineral leases located in Fort Bend and Wharton Counties, Texas owned by SEPL. Subject to receipt of additional financing our initial operations during the next quarter are to locate a suitable locations to drill, drilling, and determining if an initial test well is viable. If the well is viable and we can develop the well, we intend to drill an initial test well and to earn an interest in the mineral leases subject to the Farmout Agreement. If the well is not viable, we intend to plug the well. Our anticipated 2010 drilling program is subject to obtaining additional financing and is expected to target the Wilcox Trend, a vast depositional sand zone with a history of natural gas and condensate production. The Wilcox Trend is articulated into the upper, middle, and lower Wilcox. We intend to target the middle Wilcox to a depth of between 12,500 and 13,500 feet. Additionally we expect to continue to evaluate a number of joint venture opportunities in the oil and gas sector in the next twelve months.

Cash Requirements during the Next Twelve Months

Our general estimated expenses over the next twelve months are as follows:

($)
Cost to drill Initial Well	2,436,10
General, Administrative and Corporate Expenses	0
Consulting and Due Diligence	240,000
Professional Fees	130,000
Joint Venture Programs	500,000
Total	$3,776,100

To date we have funded our operations primarily with loans from shareholders. In addition to funding our general, administrative and corporate expenses we are obligated to address certain current liabilities. We will need to raise additional funds to meet these current liabilities. To raise these funds we may be required to increase shareholder loans, incur new borrowings or issue new equity which may be dilutive to existing shareholders. We currently have no agreement in place to raise funds for current liabilities and no guarantee can be given that we will be able to raise funds for this purpose on terms acceptable to our company. Failure to raise funds for general, administrative and corporate expenses and current liabilities could result in a severe curtailment of our operations.

Any advance in the oil and gas development strategy set-out herein will require additional funds. These funds may be raised through equity financing, debt financing or other sources which may result in further dilution of the shareholders percentage ownership in the Company.

On February 13, 2009, we entered into a loan agreement with Senergy Partners LLC (“Senergy”), a private Nevada limited liability corporation, pursuant to which the Company received a revolving loan of up to US$1,000,000 (the “Credit Facility”). The outstanding principal amount of the Credit Facility together with all accrued and unpaid interest and all other amounts outstanding thereunder are due and payable in full on December 31, 2012, the maturity date. Outstanding principal under the Credit Facility bears interest at an annual rate of 8%. As a condition of the Credit Facility, the Company agreed to use funds received under the Credit Facility solely for the purpose of funding ongoing general and administrative expenses, consulting and due diligence expenses, or professional fees and joint venture programs.

In consideration of Senergy entering into the Credit Facility, the Company agreed to enter into a debt settlement and subscription agreement (the “Debt Settlement Agreement”) with Senergy dated as of February 13, 2009. Pursuant to the terms of the Debt Settlement Agreement, the Company agreed to issue to Senergy 89,500,000 shares of its common stock at a deemed price of US$0.005 per share in settlement of a US$447,500 debt owed to Senergy.

Results of Operations

For the Years ended December 31, 2008 and 2007

Our operating results for the years ended October 31, 2008 and 2007 are summarized as follows:

	Year Ended December 31, 2008	Year Ended December 31, 2007	Percentage Increase/(Decrease)
Revenue	-	-	N/A
Expenses	$204,571	$192,410	6.3%
Other Expenses (Income)	$(314,522)	-	100%
Net Income (loss)	$109,951	$(192,410)	157.1%

We have had no operating revenues for the years ended December 31, 2008 and 2007. We anticipate that we will not generate any revenues for so long as we are an exploration stage company.

Expenses

The major components of our expenses for the year are outlined in the table below:

	Year Ended December 31,
			Percentage
	2008	2007	Increase /
			(Decrease)
Audit Fees	$56,126	$64,616	(13.2%	)
Accounting, legal, engineering & consulting, investor relations	39,710	24,156	64.4%
Management fees and stock based compensation	90,000	90,000	0.0%
Office	1,648	1,365	20.7%
Transfer agent fees	5,665	375	1,410.7%
Travel	11,422	11,898	(4.0%
Total Expenses	$204,571	$192,410	6.3%	)

General and Administrative

The increase in our general and administrative expenses for the year ended December 31, 2008 was primarily due to: (i) the increase in legal fees from 2007 to 2008 due to filings of previous years and quarterly statements per Securities Exchange Act of 1934 in 2008; and (ii) the increase in filings has consistently increased transfer agent fees associated to the number of filings made in 2008 compared to that in 2007 for the periodic reports under the Securities Exchange Act of 1934.

For the nine month period ended September 30, 2009

Our operating results for the three and nine month period ended September 30, 2008 and 2007 are summarized as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenue	$-	$-	$-	$-
Expenses	99,387	45,272	221,249	174,456
Interest expense	-	-	-	-
Net Loss	$18,792	$45,272	$3,276,732	$174,456

Revenue

We had no operating revenues for the three month periods ended September 30, 2009 and 2008 and for the nine month periods ended September 30, 2009 and 2008. We anticipate that we will not generate any revenues until we generate additional financing to support our planned operations and locate a prospective property through which we can pursue our plan of operation.

Operating Costs and Expenses

The major components of our expenses for the quarter are outlined in the table below:

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2009	2008	2009	2008
Management Fees and stock
based compensation	$65,821	$22,500	$110,821	$67,500
Professional Fees	21,050	15,539	86,405	90,015
Transfer Agent Fees	4,716	629	7,587	5,304
Travel	6,605	6,039	14,017	10,512
Office	1,195	565	2,419	1,125
Total Expenses	$99,387	$45,272	$221,249	$174,456

General and Administrative

The $54,115 and $46,793 increase in our general and administrative expenses for the three and nine month periods ended September 30, 2009 as compared to the same period in fiscal 2008 was primarily due to an increase in Management Fees and stock based compensation associated with the 2009 stock option plan.

Liquidity and Capital Resources

Working Capital

	September 30, 2009	December 31, 2008	December 31, 2007
Current Assets	$ 19	-	96
Current Liabilities	$ 760,764	790,634	1,348,781
Working Capital Deficiency	$ (760,745)	(790,634)	(1,348,685)

Cash Flows

For the Years ended December 31, 2008 and 2007

	Year Ended December 31, 2008	Year Ended December 31, 2007
Cash used in Operating Activities	$ (223,739)	$ (128,933)
Cash provided by Investing	-	-
Activities
Cash provided by Financing	223,643	129,000
Activities
Net Decrease in Cash	(96)	67

As the Company’s activity has declined over the period from 2007 to 2008, so have its cash expenditures. Funding for operating and investing activities was provided by non-interest bearing advances from a lender.

We had bank overdraft of $669 and negative working capital of $790,634 as of December 31, 2008 compared to cash on hand of $96 and negative working capital of $1,348,685 for the year ended December 31, 2007. We anticipate that we will incur approximately $1,290,000 for operating expenses, including professional, legal and accounting expenses associated with our reporting requirements under the Exchange Act during the next twelve months. Accordingly, we will need to obtain additional financing in order to complete our full business plan.

For the nine month period ended September 30, 2009

	Nine Months Ended September 30, 2009	Nine Months Ended September 30, 2008
Cash used in Operating Activities	$ (167,736)	$ (193,308)
Cash used by Investing Activities	-	-
Cash provided by Financing Activities	167,755	193,254
Net Increase (Decrease) in Cash	$ 19-	$ (54)

The Company’s activity has increased over the period from 2008 to 2009 leading to a corresponding increase in cash expenditures. Funding for operating and investing activities was provided by non-interest bearing advances from a lender.

We had a cash balance of $19 and negative working capital of $760,745 as of September 30, 2009 compared to a bank balance of $Nil and negative working capital of $790,634 as of December 31, 2008. We anticipate that we will incur approximately $1,290,000 for operating expenses, including professional, legal and accounting expenses associated with our reporting requirements under the Exchange Act during the next twelve months. Accordingly, we will need to obtain additional financing in order to complete our full business plan.

Discontinued Operations

In March 2006, management determined to not proceed further with the Eskota Leases and entered into negotiations with Veneto to relieve the Company of their obligation under the note payable to Veneto. As a result, revenues, cost of goods sold, and gains and losses associated with the property have been reflected as income (loss) from discontinued operations on the accompanying financial statements.

In July, 2006, Veneto and Eskota entered into a Mutual Release agreement releasing Eskota of its note payable in the amount of $1,400,000, and in return Eskota assigned and transferred back to Veneto all its right, title and interest in the unitized lease, as well as the rights to the Knox Lease. In addition, Veneto assumed responsibility of all payables owing in relation to the properties, and any future obligations related to the properties. As a result, Eskota recorded a net gain of $138,764 on the assumption of payables by Veneto, and was reflected as income from discontinued operations in previous years’ financial statements.

Loans Payable

The Company has the following loans payable. These amounts are unsecured, bear no interest, with no specific terms of repayment.

	September 30,	December 31,		December 31
	2009	2008		2007
Art Brokerage	$561,269	$1,059,014	(1)	836,640
Mr. Alonzo B. Leavell	20,000	20,000		20,000
Pride of Aspen Associates LLC	-(2)	-(2)		311,400
TOTAL	$581,269	$1,079,014		1,168,040

(1)

The Company entered into an Assignment and Assumption Agreement (the “Assignment Agreement”) with Senergy and Art Brokerage, Inc. (“ABI”) pursuant to which ABI assigned to Senergy all its right, title and interest to a debt (the “Assigned Debt”) of US$447,500 owed by the Company to ABI.

(2)

On November 21, 2008, Pride of Aspen LLC executed a Deed of Release pursuant to which Pride of Aspen LLC has released the Company from any obligation to repay the sum of $311,400 (including all interest and other charges) owed to Pride of Aspen LLC.

Going Concern

The audited financial statements accompanying our annual report on Form 10-K for the year ended December 31, 2008 have been prepared on a going concern basis, which implies that our company will continue to realize its assets and discharge its liabilities and commitments in the normal course of business. Our company has not generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of our company as a going concern is dependent upon the continued financial support from our shareholders, the ability of our company to obtain necessary equity financing to achieve our operating objectives, and the attainment of profitable operations. These circumstances raise substantial doubt about our ability to continue as a going concern, as described in the explanatory paragraph to our independent auditors’ report on the December 31, 2008 and 2007 consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

The continuation of our business is dependent upon us raising additional financial support. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

Future Financings

As of the date of this Current Report on Form 8-K, we had a cash balance of approximately $3,200 and access to an additional $650,000 through our line of credit with Senergy Partners LLC. We estimate that we will require approximately 3,776,000 to fund our business operations over the next twelve months. Accordingly, we do not have sufficient funds for planned operations and we will be required to raise additional funds for operations. We anticipate continuing to rely on equity sales of our common shares or shareholder loans in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing stockholders.

There are no assurances that we will be able to obtain further funds required for our continued operations. We are pursuing various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will be forced to scale down or perhaps even cease the operation of our business.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

PROPERTIES

Executive Offices

Our principal business offices are located at 2501 Lansdowne Ave., Saskatoon, Saskatchewan, Canada S7J 1H3. These premises are provided to us without cost by our president, Robert Kinloch. Our offices consist of approximately 200 square feet. We believe that our current lease arrangements provide adequate space for our foreseeable future needs.

Acquisition of East Bernard Prospect Properties

On December 14, 2009, we entered into a farm out agreement with Southeastern Pipe Line Company pursuant to which we acquired the right to earn an interest in certain oil and gas mineral leases located in Fort Bend and Wharton Countires, Texas covering 4,520 acres of land. The Farmout Leases are divided into developed acreage and undeveloped acreage. We can only earn a right in the developed acreage if we successfully develop the undeveloped acreage. See "Farm out Agreement with Southeastern Pipe Line Company" above.

Location of Farmout Acreage

History of East Bernard Prospect

The Farmout Leases cover 4,520 acres of land and offsets contiguous acreage owned by Conoco-Philips presently producing natural gas and oil and known as the "Cooley Field". The Cooley Field and the development area of the Farmout Leases are located inside a "Fairway" running from Northeast to Southwest. The boundaries of the Fairway are clearly defined by the Depo fault on the north boundary and the Cooley fault on the south which are the major structural features of the productive zone and which acted as a trap for the hydrocarbons in this immediate area and elsewhere in the Wilcox trend. Gas was first discovered on the Cooley Field in 1983 and the date of first production from TRRC records was October, 1997. The prospective productive deep zone in the East Bernard Prospect and throughout the area is known as the "Meek Sand" which is found in the Wilcox section. The Wilcox is the primary objective of Maverick's planned drilling program. The Wilcox section is a known zone of hydrocarbons extending through-out South Texas and into the Gulf of Mexico.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 17, 2009, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current director and executive officer. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Title of Class Directors and Officers:	Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Class (2)

Common Stock	Robert J. Kinloch 2501 Lansdowne Ave. Saskatoon, SK Canada S7J 1H3	736,228	*%

Common Stock	Donald Kinloch 302-95 Sidney St. Belleville, Ontario Canada K8P 1J6	250,000	*%

Common Stock	Directors and Officers as a group (two)	986,228	1.0%

Major Shareholders:

Common Stock	Senergy Partners LLC 2245 N. Green Valley Pkwy Suite 429 Henderson, NV 89014	89,500,000	92.3%

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)	The percentage of class is based on 104,767,208 shares of common stock issued and outstanding as of December 17, 2009.

Changes in Control

We are unaware of any contract or other arrangement, the operation of which may at a subsequent date result in a change of control of our company.

Directors and Executive Officers

Name	Age	Position
Robert Kinloch	53	President, Chief Executive Officer, Chief Financial Officer and Director
Donald Kinloch	50	Secretary and Treasurer

Summary Background of Executive Officers and Directors

The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person’s principal occupation during the period, and the name and principal business of the organization by which he was employed.

Robert Kinloch, Since July 5, 2001, Mr. Robert Kinloch has been the President, Chief Executive Officer, Chief Financial Officer and sole member of the Board of Directors of our company. In his capacity as Chief Financial Officer, Mr. Kinloch is and has been responsible for the finance function of our company including supervising the preparation of our financial statements and as the sole member of our board of directors has served on our audit committee. Mr. Kinloch’s duties as President and Chief Executive Officer include the business development function, investigating qualified investment opportunities and designing and implementing the required due diligence and acquisition financing. In addition Mr. Kinloch is responsible for our regulatory obligations as a reporting issuer. From June 2002 until May 2005 Mr. Kinloch was the President and sole member of the board of directors of AMT Canada Inc., a private company registered under the laws of the Yukon Territory, Canada. From March 2004 until April 2005, Mr. Kinloch was President and a member of the board of directors of UCO Energy Corporation, a private company incorporated pursuant to the laws of the State of Nevada. Mr. Kinloch is the brother of Donald Kinloch, our Secretary and Treasurer.

Donald Kinloch, Since September 4, 2002, Mr. Donald Kinloch has been our Secretary and Treasurer. Donald Kinloch is the brother of Robert Kinloch, our President, Chief Executive Officer, Chief Financial Officer and sole member of our board of directors. Since January 1998, Mr. Kinloch has been an independent consultant conducting contractual due diligence, supplying market research and developing communication strategies. From March 2004 until April 2005, Mr. Kinloch was the Secretary and Treasurer of UCO Energy Corporation, a private company incorporated pursuant to the laws of the State of Nevada.

Term of Office

The directors serve until their successors are elected by the shareholders. Vacancies on the Board of Directors may be filled by appointment of the majority of the continuing directors. The executive officers serve at the discretion of the Board of Directors.

Family Relationships

Robert Kinloch and Donald Kinloch are brothers.

Significant Employees

We have no significant employees other than the directors and officers described above.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

Summary of Compensation

The particulars of compensation paid to the following persons:

  our principal executive officer;

  each of our two most highly compensated executive officers who were serving as executive officers at the end of the year ended December 31, 2008; and

  up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the most recently completed financial year, who we will collectively refer to as the named executive officers, for our years ended December 31, 2008 and 2007, are set out in the following summary compensation table:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (4)	Non- Equity Incentive Plan Compensa- tion ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensa -tion ($)	Total ($)
Robert Kinloch President, Chief Executive Officer and Director	2008 2007	$90,000 $90,000	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	$90,000 $90,000
Donald Kinloch Secretary and Treasurer	2008 2007	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

Employment Contracts

Effective May 5, 2005, we entered into a management agreement with Robert Kinloch wherein Mr. Kinloch would continue to perform the duties of the President, Chief Executive Officer and Chief Financial Officer at a salary of

$90,000 per annum for a term of 2 years. The term of the management agreement expired in May, 2007. The Company has not renewed the management agreement with Mr. Kinloch, however, Mr. Kinloch pursuant to a verbal agreement with the Company, continues to receive a consulting fee of $7,500 per month for all management consulting services provided by him to the Company.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors from time to time. We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control.

Outstanding Equity Awards at Fiscal Year-End

We have a non-qualified stock option plan which became effective on September 12, 2002 and provides for the issuance of up to 3,000,000 shares of our common stock. We had no options outstanding during the year ended December 31, 2008.

Aggregated Options Exercised in the Year Ended December 31, 2008 and Year End Option Values

There were no stock options exercised during the year ended December 31, 2008.

Repricing of Options/SARS

We did not reprice any options previously granted during the year ended December 31, 2008.

Director Compensation

We reimburse our directors for expenses incurred in connection with attending board meetings. We did not pay any other director’s fees or other compensation for services rendered as a director for the fiscal year ended December 31, 2008.

We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common shares as awarded by our board of directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. No director received and/or accrued any compensation for their services as a director, including committee participation and/or special assignments.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AND DIRECTOR INDEPENDENCE

Transactions with Related Persons, Promoters or Certain Control Persons

Except as set out below, no director, executive officer, principal shareholder holding at least 5% of our common shares, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction, since the beginning of our company’s fiscal year ended December 31, 2008, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at the year end for the last three completed fiscal years.

On February 13, 2009, the Company entered into a loan agreement with Senergy Partners LLC (“Senergy”), a private Nevada limited liability corporation, pursuant to which the Company received a revolving loan of up to US$1,000,000 (the “Credit Facility”). The outstanding principal amount of the Credit Facility together with all accrued and unpaid interest and all other amounts outstanding thereunder are due and payable in full on December 31, 2012, the maturity date. Outstanding principal under the Credit Facility bears interest at an annual rate of 8%. As a condition of the Credit Facility, the Company agreed to use funds received under the Credit Facility solely for the purpose of funding ongoing general and administrative expenses, consulting and due diligence expenses, professional fees and joint venture programs.

In consideration of Senergy entering into the Credit Facility, the Company agreed to enter into a debt settlement and subscription agreement (the “Debt Settlement Agreement”) with Senergy dated as of February 13, 2009. Pursuant to the terms of the Debt Settlement Agreement, the Company agreed to issue to 89,500,000 shares of its common stock at a deemed price of US$0.005 per share in settlement of a US$447,500 debt owed to Senergy. In connection with our entry into the Credit Facility and Debt Settlement Agreement with Senergy, the Company entered into an Assignment and Assumption Agreement (the “Assignment Agreement”) with Senergy and Art Brokerage, Inc. (“ABI”) pursuant to which ABI assigned to Senergy all its right, title and interest to a debt (the “Assigned Debt”) of US$447,500 owed by the Company to ABI. The Company executed the Assignment Agreement solely to consent to and acknowledge the assignment of the Assigned Debt as contemplated by the agreement. As a result of the above transactions a change in control of the Company occurred. Senergy acquired 89,500,000 shares or 92.3% of the Company’s issued and outstanding common stock.

On May 5, 2005, we entered into a management agreement with our chief executive officer, Robert Kinloch. The agreement was for a term of two years with an annual fee of $90,000 and will expire, unless amended, on May 31, 2007. Effective May 5, 2005, we entered into a management agreement with Robert Kinloch wherein Mr. Kinloch would continue to perform the duties of the President, Chief Executive Officer and Chief Financial Officer. The term of the management agreement expired in May 2007. The Company has not renewed the management agreement with Mr. Kinloch, however, Mr. Kinloch pursuant to a verbal agreement with the Company, continues to receive a consulting fee of $7,500 per month for all management consulting services provided by him to the Company.

Corporate Governance

Director Independence

Our common stock is quoted on the FINRA OTC Bulletin Board, which does not have director independence requirements. Under NASDAQ rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. Mr. Robert Kinloch is our chief executive officer and president and our sole director. As a result, we do not have any independent directors.

As a result of our limited operating history and limited resources, our management believes that we will have difficulty in attracting independent directors. In addition, we would be likely be required to obtain directors and officers insurance coverage in order to attract and retain independent directors. our management believes that the costs associated with maintaining such insurance is prohibitive at this time.

Board of Directors

Our board of directors facilitates its exercise of independent supervision over management by endorsing the guidelines for responsibilities of the board as set out by regulatory authorities on corporate governance in the United States. Our board’s primary responsibilities are to supervise the management of our company, to establish an appropriate corporate governance system, and to set a tone of high professional and ethical standards.

The board is also responsible for:

  selecting and assessing members of the Board;

  choosing, assessing and compensating the Chief Executive Officer of our company, approving the compensation of all executive officers and ensuring that an orderly management succession plan exists;

  reviewing and approving our company’s strategic plan, operating plan, capital budget and financial goals, and reviewing its performance against those plans;

  adopting a code of conduct and a disclosure policy for our company, and monitoring performance against those policies;

  ensuring the integrity of our company’s internal control and management information systems;

  approving any major changes to our company’s capital structure, including significant investments or financing arrangements; and

  reviewing and approving any other issues which, in the view of the Board or management, may require Board scrutiny.

Orientation and Continuing Education

We have an informal process to orient and educate new recruits to the board regarding their role of the board, our committees and our directors, as well as the nature and operations of our business. This process provides for an orientation with key members of the management staff, and further provides access to materials necessary to inform them of the information required to carry out their responsibilities as a board member. This information includes the most recent board approved budget, the most recent annual report, the audited financial statements and copies of the interim quarterly financial statements.

The board does not provide continuing education for its directors. Each director is responsible to maintain the skills and knowledge necessary to meet his or her obligations as directors.

Nomination of Directors

The board is responsible for identifying new director nominees. In identifying candidates for membership on the board, the board takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity and the extent to which the candidate would fill a present need on the board. As part of the process, the board, together with management, is responsible for conducting background searches, and is empowered to retain search firms to assist in the nominations process. Once candidates have gone through a screening process and met with a number of the existing directors, they are formally put forward as nominees for approval by the board.

Assessments

The board intends that individual director assessments be conducted by other directors, taking into account each director’s contributions at board meetings, service on committees, experience base, and their general ability to contribute to one or more of our company’s major needs. However, due to our stage of development and our need to deal with other urgent priorities, the board has not yet implemented such a process of assessment.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED
STOCKHOLDER MATTERS

Market Information

Our shares of common stock were quoted for trading on the OTCBB on June 21, 1999 under the symbol “PFCS”. On February 15, 2002 our symbol changed to “MAVM” and on May 22, 2003 our symbol changed to “MVRM”. On August 29, 2006, our stock was delisted from the OTC Bulletin Board and on August 31, 2006. it commenced trading on the Pink Sheets LLC under the symbol “MVRM”. On July 7, 2009 our shares of common stock were quoted for trading on the OTCBB under the symbol “MVRM”. The following quotations obtained from the OTC

Bulletin Board reflect the high and low bids for our common stock based on inter-dealer prices, without retail mark-up or mark-down or commission and may not represent actual transactions.

The high and low bid prices of our common stock for the periods indicated below are as follows:

Quarter Ended	High	Low
September 2009	$0.05	$0.03
June 30, 2009	$0.09	$0.01
March 31, 2009	$0.07	$0.01
December 31, 2008	$0.07	$0.01
September 30, 2008	$0.12	$0.04
June 30, 2008	$0.15	$0.01
March 31, 2008	$0.03	$0.01
December 31, 2007	$0.05	$0.03
September 30, 2007	$0.04	$0.03
June 30, 2007	$0.11	$0.03
March 31, 2007	$0.10	$0.04

Our common shares are issued in registered form. Pacific Stock Transfer Company, of 500 E. Warm Springs Road, Ste. 240, Las Vegas, NV 89119 (telephone: 702.361.3033; facsimile 702.433.1979) is the registrar and transfer agent for our common shares.

Shares Eligible for Future Sale

There are no shares of our common stock that are issuable upon exercise of warrants. We do not have any other common stock subject to outstanding options or warrants and there are no other securities outstanding that are convertible into our common stock.

Other than the shares of our common stock covered by this prospectus, there are no shares of our common stock that is being, or have been proposed to be, publicly offered, the offering of which could have a material effect on the market price of our common stock.

None of our issued and outstanding common stock is eligible for sale pursuant to Rule 144 under the Securities Act of 1933.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

The use of Rule 144 is prohibited for resale of securities issued by any shell companies (other than business combination related shell companies) or any company that has been at any time previously a shell company. There is an important exception to this prohibition, however, if the following conditions are met:

  the company that was formerly a shell company has ceased to be a shell company;

  the company is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934;

  the company has filed all reports and materials required to be filed pursuant to the Securities Exchange Act of 1934, as applicable, during the preceding 12 months (or such shorter period that the company was required to file such reports and materials), other than Form 8-K reports; and

  at least one year has elapsed from the time that the company filed current Form 10 type information with the Securities and Exchange Commission reflecting its status as an entity that is not a shell company.

Once the above conditions are met by shell companies or former shell companies, shares of such companies are eligible for sale pursuant to Rule 144 as follows.

Sales under Rule 144 by Affiliates

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

  1% of the number of shares of common stock then outstanding; and

  the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also limited by manner of sale provisions and notice requirements and to the availability of adequate current public information about us.

Sales Under Rule 144 by Non-Affiliates

Under Rule 144, a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares of our common stock proposed to be sold for at least six months, including the holding period of any prior owner other than an affiliate, is entitled to sell his, her, or its shares of common stock without complying with the manner of sale and volume limitation or notice provisions of Rule 144. We must be current in our public reporting if the non-affiliate is seeking to sell under Rule 144 after holding his, her, or its shares of common stock between six months and one year. After one year, non-affiliates do not have to comply with any other Rule 144 requirements.

Holders of our Common Stock

As of December 17, 2009 we had 146 registered stockholders and 104,767,208 shares issued and outstanding.

Dividend Policy

We have not paid any cash dividends on our common stock and have no present intention of paying any dividends on the shares of our common stock. Our future dividend policy will be determined from time to time by our board of directors. .

RECENT SALES OF UNREGISTERED SECURITIES

On November 26, 2009, we entered into a subscription agreement with Robert Kinloch pursuant to which Mr. Kinloch purchased one convertible debenture (the “Debenture”) in the aggregate principal amount of $100,000 in settlement of $100,000 of outstanding debt owed by the Company to Mr. Kinloch. The Debenture is convertible into shares of the Company’s common stock, par value $0.001 at a deemed conversion price per share of $0.03 for an aggregate purchase price of $100,000. The Debenture is payable on demand, and bears interest at the rate of 8% per annum, payable on the date of conversion of the Debenture. Interest is calculated on the basis of a 360-day year and accrues daily commencing on the date the Debenture is issued until payment in full of the principal amount, together with all accrued and unpaid interest and other amounts which may become due have been made.

On September 24, 2009 we entered into a Debt Settlement and Subscription Agreement with The Art Brokerage Inc. pursuant to which we issued Art Brokerage 4,360,000 restricted shares of the Company’s common stock at a deemed value of $0.05 per share in settlement of outstanding debt owed to Art Brokerage in the amount of $218,000. The shares were issued to Art Brokerage in reliance on the exemptions from registration provided by Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

On February 13, 2009, we entered into a loan agreement with Senergy Partners LLC (“Senergy”) pursuant to which we received a revolving loan of up to US$1,000,000 (the “Credit Facility”). The outstanding principal amount of the Credit Facility together with all accrued and unpaid interest and all other amounts outstanding thereunder are due and payable in full on December 31, 2012 (the maturity date). Outstanding principal under the Credit Facility bears interest at an annual rate of 8%. In consideration of Senergy entering into the Credit Facility, we entered into a debt settlement and subscription agreement (the “Debt Settlement Agreement”) with Senergy. Pursuant to the terms of the Debt Settlement Agreement, we agreed to issue to Senergy 89,500,000 shares of our common stock at a deemed price of US$0.005 per share in settlement of a US$447,500 debt owed to Senergy.

In connection with our entry into the Credit Facility and Debt Settlement Agreement with Senergy, on February 13, 2009 we entered into an Assignment and Assumption Agreement with Senergy and Art Brokerage, Inc. (“ABI”) pursuant to which ABI assigned to Senergy all its right, title and interest to a debt (the “Assigned Debt”) of US$447,500 owed by the Company to ABI. In February, 2009, prior to the entry into the Credit Facility and the Debt Settlement Agreement, and in connection with the negotiation of these agreements, a majority shareholder of Maverick agreed to return to treasury 20,000,000 shares of Maverick’s issued and outstanding common stock held by him. As a result of these transactions Senergy acquired 89,500,000 shares or 92.3% of Maverick’s issued and outstanding common stock.

DESCRIPTION OF SECURITIES

Capital Stock

Our authorized capital stock consists of 850,000,000 shares of common stock, with a par value of $0.001 per share, and 100,000,000 shares of preferred stock, with a par value of $0.001 per share. As of December 17, 2009, there were 104,767,208 shares of our common stock issued and outstanding held by 146 holders of record of our common stock. We have not issued any shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or as provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock possess all voting power. According to our bylaws, generally, when a quorum is present or represented at any meeting of stockholders, the affirmative vote of the majority (plurality, in the case of the election of directors) of the votes cast, by the holders of shares of our common stock is sufficient to elect members of our board of directors or to decide any question brought before such meeting, subject to any voting rights granted to holders of any preferred stock. According to our bylaws, generally, the presence, in person or by proxy duly authorized, of the holder or holders of not less than 1% of the outstanding shares of our common stock constitutes a quorum for the transaction of business, subject to any voting rights granted to holders of any preferred stock. Our articles of incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, upon liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of common stock are entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding the common stock.

Preferred Stock he Preferred Stock may be divided into and issued in series. The Board of Directors of the Companyis authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors of the Company is authorized, within any limitations prescribed by law and this Article, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of Preferred Stock including but not limited to the following:

(a)	The rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b)	Whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c)	The amount payable upon shares in the event of voluntary or involuntary liquidation;

(d)	Sinking fund or other provisions, if any, for the redemption or purchase of shares;

(e)	The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

(f)

Voting powers, if any, provided that if any of the Preferred Stock or series thereof shall have voting rights, such Preferred Stock or series shall vote only on a share for share basis with the Common Stock on any matter, including but not limited to the election of directors, for which such Preferred Stock or series has such rights; and

(g)

Subject to the foregoing, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as the Board of Directors of the Company may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

The Company shall not declare, pay or set apart for payment any dividend or other distribution (unless payable solely in shares of Common Stock or other class of stock junior to the Preferred Stock as to dividends or upon liquidation) in respect of Common Stock, or other class of stock junior to the Preferred Stock, nor shall it redeem, purchase or otherwise acquire for consideration shares of any of the foregoing, unless dividends, if any, payable to holders of Preferred Stock for the current period (and in the case of cumulative dividends, if any, payable to holders of Preferred Stock for the current period and in the case of cumulative dividends, if any, for all past periods) have been paid, are being paid or have been set aside for payment, in accordance with the terms of the Preferred Stock, as fixed by the Board of Directors of the Company.

In the even of the liquidation of the Company, holders of Preferred Stock shall be entitled to receive, before any payment or distribution on the Common Stock or any other class of stock junior to the Preferred Stock upon liquidation, a distribution per share in the amount of the liquidation preference, if any, fixed or determined in accordance with the terms of such Preferred Stock plus, if so provided in such terms, an amount per share equal to accumulated and unpaid dividends in respect of such Preferred Stock (whether or not earned or declared) to the date of such distribution. Neither the sale, lease or exchange of all or substantially all of the property and assets of the Company, nor any consolidation or merger of the Company, shall be deemed to be a liquidation for the purposes of this Article.

Warrants

As of the date of this report, we have no warrants outstanding.

Options

There were no stock options granted or outstanding during 2008. During the nine-month period ended September 30, 2009, there were 1,150,000 options granted to directors and 300,000 options granted to consultants. All options granted were fully vested at the date of issuance which resulted in a stock-based compensation expense of $43,321 being charged to operations during the period ended September 30, 2009.

Convertible Securities

Robert Kinloch holds a convertible debenture in the aggregate principal amount of $100,000. The debenture is convertible into shares of the Company’s common stock, par value $0.001, at a deemed conversion price per share of $0.03. The debenture bears interest at the rate of 8% per annum, payable on the date of conversion of the debenture.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada corporation law provides that:

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

  to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

  by our stockholders;

  by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

  if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

  if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

  by court order.

Our articles of incorporation provide that we shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of our company) by reason of the fact that he or she is or was a director of our company or is or was serving as a director, officer, employee or agent of another entity at the request of our company or any predecessor of our company against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees and disbursements) that he or she incur in connection with such action or proceeding.

Our bylaws also provide that we shall indemnify our directors and officers to the fullest extent not prohibited by the Nevada Revised Statutes; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part of such proceeding) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by our board of directors, (iii) such indemnification is provided by our company, in its sole discretion, pursuant to the powers vested in our company under the Nevada Revised Statutes or (iv) such indemnification is required to be made by any court of competent jurisdiction. We also have power to indemnify our employees and other agents as set forth in the Nevada Revised Statutes.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during our most recently completed fiscal year.

ITEM 5.06 – CHANGE IN SHELL COMPANY STATUS

Management has determined that, as of the closing of the Farmout Agreement with Southeastern Pipe Line Company, our company has ceased to be a shell company as defined in Rule 12b-2 of the Exchange Act. The disclosure under Item 2.01 of this current report on Form 8-K is hereby incorporated by reference.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit
No.	Description

10.1	Farmout Agreement dated as of December 7, 2009 between Southeastern Pipe Line Company and Maverick Minerals Corporation.

99.1	Press Release announcing closing of Agreement dated December 16, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAVERICK MINERALS CORPORATION

/s/ Robert Kinloch
Robert Kinloch
President

Date: December 18, 2009